UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2020

NUNZIA PHARMACEUTICAL CORPORTION

(Exact name of registrant as specified in its charter)

UTAH	333-127953	87-0442090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1627 WEST 14TH STREET, LONG BEACH, CA 90813

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 1-714-609-9117

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions General Instruction A.2. below):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Nunzia Pharmaceutical is proud to bring the Nunzia Nutraceutical to market and the Nunzia Nutraceutical is now available.

The Nunzia Nutraceutical is a natural product that helps reduce stress, anxiety and depression, and help increase focus, happy outlook and calmness. This new nutraceutical is especially helpful for people who suffer from one of the Autistic Spectrum of Disorders (ASD) which are considered anxiety based.

When the merger between Nunzia Pharmaceutical and Cal Biotech was completed in December, Nunzia Pharmaceutical acquired the intellectual property to both the pharmaceutical and the nutraceutical applications of the Nunzia drug. The nutraceutical form of the drug is now available and being introduced into the market.

Charles Strongo CEO

CP: 1-714-392-9752

Michael Mitsunaga, President

CP: 1-714-609-9117

www.nunziapharma.com

1627 West 14th Street

Long Beach, CA, 90813

1-310-909-8808

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 , the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

Date: January 30,2020

By: Michael Mitsunaga

 /s/ Michael Mitsunaga

President

NUNZIA PHARMACEUTICAL